                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Florida Panthers Holdings, Inc. for the registration of 4,022,561 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in the Florida Panthers Holdings, Inc. Post-Effective Amendment No. 5 to the Registration Statement (Form S-1 No. 333-23135) filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            ------------------------------------
                                            ERNST & YOUNG LLP

West Palm Beach, Florida
February 12, 1999